Exhibit 5.1

January 31, 2023

Ra Medical Systems, Inc.
1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

Re:	Registration Statement on Form S‑3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S‑3 (the “Registration Statement”), filed by Ra Medical Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed offer and resale or distribution from time to time by the Selling Stockholder named in the prospectus contained in the Registration Statement and any supplement thereto or their transferees (the “Selling Stockholders”), pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate of 331,608 shares of the Company’s common stock, $0.0001 par value per share (the “Securities”), issuable upon exercise of the Company’s Series E Common Stock Purchase Warrants (the “Warrants”), as described in the Registration Statement.

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post‑effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement, to the extent necessary, will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement, and in the manner and on the terms and conditions set forth in and required by the Warrants; (g) the legal capacity of all natural persons; (h) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of the Company’s common stock (“Common Stock”), together with the total number of shares of Common Stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Preferred Stock, Warrant or Unit) then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Company’s certificate of incorporation as then in effect; and (i)  at the time of the issuance of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.  We have also assumed the authority of persons signing any documents on behalf of parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and Covered Guarantors. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the examinations and assumptions set forth above, we are of the opinion that, when issued by the Company against payment therefor in accordance with the terms of the Warrants, the Securities will be duly authorized, validly issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and resale of the Securities while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

Very truly yours,

/s/ Arnall Golden Gregory LLP

ARNALL GOLDEN GREGORY LLP